Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees of
SPDR® Series Trust

In planning and performing our audits of the financial statements of SPDR® Series Trust (the “Trust”), comprising the SPDR® Russell 3000® ETF, SPDR® Russell 1000® ETF, SPDR® Russell 2000® ETF, SPDR® S&P® 500 Growth ETF, SPDR® S&P® 500 Value ETF, SPDR® Russell Small Cap Completeness ETF, SPDR® S&P® 400 Growth ETF, SPDR® S&P® 400 Value ETF, SPDR® S&P® 600 Small Cap ETF, SPDR® S&P® 600 Small Cap Growth ETF, SPDR® S&P® 600 Small Cap Value ETF, SPDR® Russell 1000® Low Volatility ETF, SPDR® S&P® 1500 Momentum Tilt ETF, SPDR® S&P® 1500 Value Tilt ETF, SPDR® Russell 2000® Low Volatility ETF,  SPDR® Global Dow ETF, SPDR® Dow Jones REIT ETF, SPDR® S&P® Bank ETF, SPDR® S&P® Capital Markets ETF, SPDR® S&P® Insurance ETF, SPDR® S&P® Mortgage Finance ETF, SPDR® S&P® Regional Banking ETF, SPDR® Morgan Stanley Technology ETF, SPDR® S&P® Dividend ETF, SPDR® S&P® Aerospace & Defense ETF, SPDR® S&P® Biotech ETF,SPDR® S&P® Health Care Equipment ETF, SPDR® S&P® Health Care Services ETF, SPDR® S&P® Homebuilders ETF, SPDR® S&P® Metals & Mining ETF, SPDR® S&P® Oil & Gas Equipment & Services ETF, SPDR® S&P® Oil & Gas Exploration & Production ETF, SPDR® S&P® Pharmaceuticals ETF, SPDR® S&P® Retail ETF, SPDR® S&P® Semiconductor ETF, SPDR® S&P® Software Services ETF, SPDR® S&P® Telecom ETF, SPDR® S&P® Transportation ETF, SPDR® Wells Fargo® Preferred Stock ETF, SPDR® Barclays 1-3 Month T-Bill ETF, SPDR® Barclays TIPS ETF, SPDR® Barclays  Short Term Treasury ETF, SPDR® Barclays Intermediate Term Treasury ETF, SPDR® Barclays Long Term Treasury ETF, SPDR® Barclays Short Term Corporate Bond ETF, SPDR® Barclays  Intermediate Term Corporate Bond ETF, SPDR® Barclays Long Term Corporate Bond ETF, SPDR® Barclays Issuer Scored Corporate Bond ETF, SPDR® Barclays Convertible Securities ETF, SPDR® Barclays Mortgage Backed Bond ETF, SPDR® Barclays Aggregate Bond ETF, SPDR® Nuveen Barclays Municipal Bond ETF, SPDR® Nuveen Barclays California Municipal Bond ETF,  SPDR® Nuveen Barclays New York Municipal Bond ETF, SPDR® Nuveen Barclays Short Term Municipal Bond ETF, SPDR® Nuveen S&P® VRDO Municipal Bond ETF, SPDR® Nuveen S&P High Yield Municipal Bond ETF, SPDR® Nuveen Barclays Build America Bond ETF, SPDR® DB International Government Inflation-Protected Bond ETF, SPDR® Barclays Short Term International Treasury Bond ETF, SPDR® Barclays International Treasury Bond ETF, SPDR® Barclays  International Corporate Bond ETF, SPDR® Barclays Emerging Markets Local Bond ETF, SPDR® Barclays High Yield Bond ETF, SPDR® Barclays International High Yield Bond ETF, SPDR® Barclays Short Term High Yield Bond ETF, SPDR® Barclays Investment Grade Floating Rate ETF, SPDR® Barclays 1-10 Year TIPS ETF, SPDR® Barclays 0-5 Year TIPS ETF, SPDR® BofA Merrill Lynch Emerging Markets Corporate Bond ETF, and SPDR® BofA Merrill Lynch Crossover Corporate Bond ETF, as of and for the year ended June 30, 2014, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Trust’s internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Trust’s internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Trust’s internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of June 30, 2014.

This report is intended solely for the information and use of management and the Board of Trustees of SPDR® Series Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

Ernst & Young LLP

Boston, Massachusetts
August 28, 2014